UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2013

Date of Report (Date of earliest event reported)

The Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

485 Lexington Avenue

New York, New York 10017

(Address of principal executive offices and zip code)

(917) 778-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 10, 2013, The Travelers Companies, Inc. issued a press release announcing that it has entered into a definitive agreement pursuant to which Travelers will acquire all of the issued and outstanding shares of The Dominion of Canada General Insurance Company from E-L Financial Corporation Limited for an aggregate cash purchase price of C$1.125 billion (approximately US$1.1 billion), subject to adjustment to reflect changes in shareholder’s equity prior to the closing, including a downward adjustment to reflect an anticipated pre-closing dividend. The transaction is expected to close in the fourth quarter of 2013, subject to regulatory approvals and other customary closing conditions.

Travelers will fund the transaction, subject to market conditions, through a combination of debt and/or preferred stock financing and internal resources. Based on this financing plan, Travelers does not believe that the transaction will have a significant impact on anticipated share repurchases for 2013 or 2014.

Forward-Looking Statements

Statements regarding our plans to finance the transaction and repurchase common shares are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results of matters addressed in these forward-looking statements involve risks and uncertainties and may differ substantially from those expressed or implied. Some of the factors that could cause actual results to differ are discussed under the heading “Risk Factors” and “Forward-Looking Statements” in the company’s most recent Form 10-K and Form 10-Q. Additional factors that could cause actual results to differ include, but are not limited to: whether conditions in the capital markets are suitable for the company to incur additional indebtedness and/or issue preferred stock; factors that may impact the company’s level of share repurchases, including the company’s financial position, earnings, share price, catastrophe losses, rating agency requirements, capital requirements of operating subsidiaries, legal and regulatory constraints, other investment opportunities and the potential need for the company to use capital to fund its qualified pension plan or other strategic initiatives; and the risk that the acquisition and the integration of the acquired business may result in operating difficulties and other unintended consequences. The forward-looking statements in this Form 8-K speak only as the date of this Form 8-K, and we undertake no obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	June 10, 2013	THE TRAVELERS COMPANIES, INC.

/s/ MATTHEW S. FURMAN
		Name:	Matthew S. Furman
		Title:	Senior Vice President